Agreement

Clyvia Technology GmbH
Friedrich-List-Allee 10
41944 Wegberg-Wildenrath

and

HII GmbH Industrieanlagen Bau und Beratung
Falkenstrasse 53, 65812 Bad Soden/Ts

Enter into the following agreement:

1)

For the countries Egypt, Argentina, Bahrain, Iraq, Iran, Jordan, Kuwait, Lebanon, Lybia, Oman, Qatar, Saudi-Arabia, Syria, Venezuela and United Arab Emirates HII GmbH shall be the exclusive agent to represent the patent holder and manufacturer in the selling of decentralized systems for the fractional depolymerization of plastics and waste oil.

2)

The term for the exclusive distribution right shall be five years. The purpose is to try to sell at least 2 (two) systems per year and at least 15 (fifteen) systems of the Clyvia 500 model (or other developed systems) in the above-mentioned countries during the contract period. Clyvia Technology GmbH shall offer the Clyvia 500 system (capacity 500 kg/h) under this agreement for a total cost of Euro 1,850,000.00 (one million eight hundred and fifty thousand Euro) per system (including delivery, professional assembly, commissioning and turnkey operation). Cost for any larger or smaller systems will be arranged.

After the conclusion of the purchase contract, HII GmbH shall be responsible for setting up the infrastructure in the countries listed under provision (1) and Clyvia Technology GmbH shall be responsible for the delivery and professional assembly of the turnkey system (complete, i.e. from the scale for weighing the input materials to the tanks for the completed product).

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3)

During the contract period HII GmbH shall be the sole supplier for the exclusive countries. During the duration of the contract Clyvia Technology GmbH will comply with the non-competition clause as well as commit to absolute non-interference in the marketing affairs of HII GmbH.

4)	For the contract duration, Clyvia Technology GmbH commits to pursuing obtaining a patent for the systems concerned.

5)	Any spare parts deliveries and/or improvements to old systems also fall under this contract.

6)	Any new developments or additional developments as well as patents in this area also fall under this contract.

7)

HII GmbH does not have any legal claims to the delivery of systems and/ or the execution of purchase contracts with Clyvia Technology GmbH, since Clyvia Technology GmbH must first develop continuous production capacities and customer service. However, Clyvia Technology GmbH does commit to working in service of the contract and to make fulfilling its responsibilities towards HII GmbH its main priority.

This does not affect the responsibility of Clyvia Technology GmbH under this contract to making sound and complete offers to HII GmbH at its request.

8)	In accordance with all of the listed provisions, this contract has a contract duration of five years, from 01/11/2005 until 31/12/2010.

9)

The contract is automatically extended by an additional five years, and under the same conditions, if eight systems are successfully sold during the contract period. The contract is extended even if Clyvia Technology GmbH is unable to deliver the systems.

10)	The contract shall only come into effect, if by 31/12/200~~0~~7 [Initials: Sa] at least 4 (four) systems have been sold and the down payments have been received.

11)

If Clyvia Technology GmbH should sell patents and/or licenses or if Clyvia Technology GmbH is sold in whole or in part, Clyvia Technology GmbH commits to transferring its responsibilities towards HII GmbH to the specific purchaser.

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12)	Any disputes arising hereunder will be settled only before a competent Berlin court of law.

13)	There are no subcontracts to this contract.

Any supplements to this contract must be made in writing and must be signed by both contractual parties to be effective.

14)

This contract commences with the signing by the parties to the contract and is irrevocable and exclusive. Exclusivity also applies for HII GmbH, once Clyvia Technology GmbH has manufactured a 500 kg/h system and demonstrated its successful operation (from a technical and financial aspect, with a yield of at least 500 kg/h diesel, according to the DIN standard).

15)	This contract is issued in duplicate. Each party to the contract receives a copy signed by the other party to the contract.

16)

If one or more provisions of this contract become invalid, it shall not affect the validity of the remainder of this agreement. The invalid provision in each case shall be replaced by a valid provision, which most closely approximates the intended financial purpose in the invalid clause.

Wegberg, on 08/11/2005

[Signature] [Signature]
Clyvia Technology GmbH

Bad Soden/Ts., on 08/11/2005

[Signature]
HII GmbH

[Signature]		[Signature]